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                                                                     Exhibit 4.1


                       INTERACTIVE SYSTEMS WORLDWIDE INC.

          AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                     SERIES C 6% CONVERTIBLE PREFERRED STOCK

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

        The undersigned, Bernard Albanese and James McDade, do hereby certify that:

                1. They are the President and Secretary, respectively, of Interactive Systems Worldwide Inc., a Delaware corporation (the "Corporation").

                2. The Corporation has previously filed with the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock, dated August 3, 2005 (the "COD");

                3. In accordance with Section 242 of the Delaware General Corporation Law the Board of Directors of the Corporation duly adopted resolutions approving, and all of the holders of the Series C Preferred Stock approved, the following amendments to the COD:

                   a. In Section 6(c), the following language is hereby deleted:

                         "The provisions of this Section 6(b) [sic] may be waived by any Holder upon, at the election of such Holder, not less than 61 days' prior notice to the Corporation, and the provisions of this Section 6(b) [sic] shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver)."

                   b. In Section 6(d), the following language is hereby deleted:

                         "or such greater number of shares of Common Stock permitted pursuant to the corporate governance rules of the Nasdaq SmallCap Market or such other exchange or market, that is at the time the principal trading exchange or market for the Common Stock,"

           All other terms and conditions of the COD not specifically modified herein remain in full force and effect as contained in the COD.


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           IN WITNESS WHEREOF, the undersigned have executed this Certificate this 6th day of September, 2005.

/s/ Bernard Albanese                              /s/ James McDade
Name:  Bernard Albanese                           Name:  James McDade
Title: President                                  Title: Chief Financial Officer


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